Exhibit 10.27

THE DECEMBER 2014 AMENDMENT

EXTENDING THE MARCH 19, 2007 HAMDAN AGREEMENT

AMENDMENT AGREEMENT

This amendment agreement dated as of December 30, 2014 (the “Amendment Agreement”) is an amendment to that certain consulting agreement (the “March Agreement”) dated March 19, 2007 between Omagine, Inc., a Delaware corporation (the “Company”) and Sam Hamdan, an individual (“Hamdan”).

The Company and Hamdan acknowledge that the March Agreement was most recently amended on December 30, 2013 and pursuant to such amendment, the expiration date for Hamdan’s 750,000 stock options (the “January 2012 Options”) was extended to December 31, 2014.

All capitalized terms in this Amendment Agreement shall, unless otherwise indicated herein, have the meanings assigned to them in the March Agreement.

The Parties hereby agree as follows:

1)	The words in Section 2(ii) of the March Agreement are hereby deleted in their entirety and replaced by the following words: “December 31, 2015, or” , and
2)	The expiration date of Hamdan’s 750,000 January 2012 Options is extended from December 31, 2014 to December 31, 2015, and
3)	The Company has granted an additional 250,000 Options (the “2014 Options”) to Hamdan on December 29, 2014 which vested on the grant date. The 2014 Options are identical in all respects to the January 2012 Options, are exercisable at $2.55 per share, have a cashless exercise feature and expire on December 31, 2015, and
4)	All other terms and conditions of the March Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of December 30, 2014.

Sam Hamdan		Omagine, Inc.
a Delaware corporation

By:	/s/ Sam Hamdan	By:	/s/ Frank J. Drohan
	Sam Hamdan		Frank J. Drohan President

Exhibit A

CASHLESS EXERCISE OF JANUARY 2012 OPTIONS AND 2014 OPTIONS

The exercise price of the January 2012 Options is $1.70 per share and the exercise price of the 2014 Options is $2.55 per share and such exercise prices are collectively referred to herein as the “Exercise Price”.

January 2012 Options and 2014 Options (collectively, the “Strategic Options”) which are vested may be exercised in whole or in part by Hamdan at any time on any Business Day prior to 5 P.M. Eastern Time in the United States on December 31, 2015 (the “Expiration Date”):

         i.            by delivery of a written notice to the Company (the “Exercise Notice”), of Hamdan’s election to exercise such Strategic Options, which notice shall specify the number of shares of Common Stock (“Shares”) to be purchased, payment to the Company of an amount equal to the Exercise Price per Share multiplied by the number of Shares for which such Strategic Options are being exercised  (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of the relevant certificate representing such Strategic Options (or an indemnification undertaking with respect to such Strategic Options in the case of the loss, theft or destruction of such certificate). Such documentation and payment shall be delivered by Hamdan to a common carrier for overnight delivery to the Company as soon as practicable following such date, but in no event later than one business day prior to the Expiration Date (“Cash Basis”) or

        ii.            by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) – (A x C)

B

For purposes of the foregoing formula:

A = the total number of Shares with respect to which the relevant Strategic Options are then being exercised.

B = the Closing Bid Price of the Common Stock on the date of exercise of the relevant Strategic Options.

C = the Exercise Price.

The Parties agree that the Exercise Price of the January 2012 Options is $1.70 per share and the Exercise Price of the 2014 Options is $2.55 per share in United States currency.

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